Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference of our report dated February 13, 2004 accompanying the consolidated financial statements of Natural Gas Services Group, Inc., also incorporated by reference in the Form S-8 Registration Statement of Natural Gas Services Group, Inc.



HEIN & ASSOCIATES LLP

Dallas, Texas
March 26, 2004